UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

CHINA TRANSINFO TECHNOLOGY CORP.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA TRANSINFO TECHNOLOGY CORP.

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 12, 2011

Dear Stockholder:

The 2011 Annual Meeting of Stockholders (the “Meeting”) of China TransInfo Technology Corp., a Nevada corporation (the “Company”), will be held on Monday, December 12, 2011, at 9:00 a.m., local time, at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191 for the following purposes:

1.

To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To approve, by advisory vote, executive compensation;

4.	To recommend the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

All stockholders of record of shares of the Company at the close of business on October 31, 2011 are entitled to notice of, and vote on the matters to be acted on at, the Meeting and any adjournment.

You are cordially invited to attend the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2010 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

If you plan to attend the meeting, please or notify us of your intentions via telephone or the Internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,

/s/ Shudong Xia
Chairman, President, Chief Executive
Officer and Secretary

November 8, 2011

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Meeting. Promptly voting your shares via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelop for which no postage is required if mailed in the United States will be provided with paper copies of the proxy materials. Submitting your proxy now will not prevent you from voting your shares at the Meeting if you desire to do so, as your proxy is revocable at your option before it is exercised at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 12, 2011

This Notice and Proxy Statement and our 2010 Annual Report are available online at www.shareholdermaterial.com/CTFO.

CHINA TRANSINFO TECHNOLOGY CORP.

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
__________

PROXY STATEMENT
__________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China TransInfo Technology Corp., a Nevada corporation (the “ Company ,” “China TransInfo” or “ we ”), for the 2011 Annual Meeting of Stockholders (the “ Meeting ”). The Meeting is to be held at 9:00 a.m., local time, on Monday, December 12, 2011, and at any adjournment or adjournments thereof, at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191.

The approximate date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is November 10, 2011.

GENERAL INFORMATION

Purpose of Meeting

The purposes of the Meeting are to seek stockholder approval of four proposals: (i) electing seven (7) directors to the Board of Directors of the Company (the “Board”); (ii) ratifying the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO Shu Lun Pan”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) approving, by advisory vote, executive compensation; and (iv) recommending the frequency of future advisory votes on executive compensation. We will also transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Who May Vote

Only stockholders of record of our common stock, $0.001 par value (the “Common Stock”), as of the close of business on October 31, 2011 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours, at the executive offices of the Company at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191 by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 25,270,069 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

How do I Vote

You may vote by one of the following methods:

  By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope;
  By Telephone: Stockholders located in the United States may vote by telephone by following the instructions on the proxy card;
  Via Internet: You may vote online at the website provided on the proxy card and follow the instructions on the proxy card; or
  In person: Attend the Meeting, or send a personal representative with an appropriate proxy, to vote by ballot.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 5:00 p.m. (EST) on December 9, 2011.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If you are a registered holder and no specific instructions are given the shares will be voted FOR all of the proposals. If you are a beneficial holder (i.e., you hold your shares through a bank or broker), the shares will be voted FOR ratification of BDO Shu Lun Pan the Company’s independent registered public accounting firm, and will be deemed broker non-votes as to the other proposals. In addition, if other matters properly come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Approval of Proposal 1 (Election of Directors), requires that the seven nominees proposed for election as directors at the Meeting be elected by at least a plurality of the votes cast at the Meeting. Approval of Proposal 2 (Ratification of Independent Auditors) requires that the number of votes that stockholders cast “for” exceed the votes that stockholders cast “against”. Approval of Proposal 3 (Advisory Vote on Executive Compensation) also requires that the number of votes that stockholders cast “for” exceed the votes that stockholders cast “against”. With respect to Proposal 4 (Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation), the alternative receiving the greatest number of votes — every year, every two years or every three years — will be the frequency that stockholders approve. In counting the votes cast, only those cast as “for” or “against” a matter are included. Please note that you cannot vote “against” a nominee for director, although you may withhold your vote from a nominee. Withheld, abstain and broker non-votes will be counted for purposes of establishing quorum only.

Brokers are permitted, but not required, to use discretionary authority to vote shares on routine matters such as the ratification of the selection of the independent registered public accounting firm, but are not permitted to use discretionary authority to vote shares on non-routine matters including the election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of an advisory vote on executive compensation.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Meeting.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected by calling the toll-free telephone number listed above (within the United States only), by accessing the Internet website identified on you proxy card or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

Proxy Solicitation Costs

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the proxy materials that we may provide to our stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

The Securities and Exchange Commission (the “SEC”) has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Corporate Secretary, orally or in writing at the telephone number or address, as applicable, at China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191, telephone number (86) 10-51691999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

China TransInfo’s current corporate governance practices and policies are designed to promote shareholder value and China TransInfo is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, the rules of the Nasdaq Stock Market, and the provisions of the Sarbanes-Oxley Act 2002, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on our website at www.chinatransinfo.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of seven members: Shudong Xia, Danxia Huang, Jay Trien, Zhongsu Chen, Dan Liu, Brandon Ho-Ping Lin and Xingming Zhang. Since May 2008, the Board has established three Committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee is comprised entirely of our independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the committees which is available on the Company’s website www.chinatransinfo.com. Printed copies of each of our committee charters may be obtained, without charge, by contacting the Corporate Secretary, China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191.

Board Leadership Structure

Since May 2007, Shudong Xia has served as the Chairman, Chief Executive Officer, and President of the Company. The Board recognizes that the combination or separation of the CEO and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and the Company’s governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

The Board has determined that the Company and its stockholders are currently best served by having one person serving as Chairman and CEO as it allows for a bridge between the Board and management, which provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges. Mr. Xia’s service as Chairman facilitates the Board decision-making process because Mr. Xia has first-hand knowledge of the Company’s operations and the major issues facing the Company and thus he is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The combined role of Chairman and CEO allows for a single, clear focus for management to execute the Company’s strategy and business plans. This structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman.

Risk Oversight

The Board is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Committees of the Board and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan and each Board Committee is responsible for oversight of specific risk areas relevant to the Committee charters. Our Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices. The Governance and Nominating Committee is responsible for overseeing risks related to the composition and structure of the Board and its Committees and the Company’s corporate governance.

Independence of Directors

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that the following members of the Board are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined by Rule 5605(a)(2) of Listing Rules of The Nasdaq Stock Market, Inc., and that such members constitute a majority of the entire Board: Jay Trien, Zhongsu Chen, Dan Liu, Brandon Ho-Ping Lin and Xingming Zhang.

Board, Committee and Annual Meeting Attendance

During 2010, the Board held five meetings. In addition, our Audit Committee, the Compensation Committee and the Governance and Nominating Committee held five, one, and three meetings, respectively. Each director attended at least 75% of all Board and applicable committee meetings.

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. We encourage our directors to attend annual shareholder meetings, but we do not have a formal policy requiring them to do so.

Audit Committee

Our Audit Committee consists of three members: Jay Trien, Zhongsu Chen and Dan Liu. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an ‘‘independent director’’ within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Jay Trien (i) is ‘‘audit committee financial expert’’ as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC, and (ii) also meets NASDAQ’s financial sophistication requirements.

The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our Audit Committee charter;

  meeting separately and periodically with management and our internal and independent auditors;

  reporting regularly to the full Board; and

  such other matters that are specifically delegated to our Audit Committee by our Board from time to time.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended December 31, 2010 is attached as Exhibit A to this Proxy Statement.

Compensation Committee

Our Compensation Committee consists of three directors, Zhongsu Chen, Dan Liu and Brandon Ho-Ping Lin. The members of the Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our executive officers, including all forms of compensation to be provided to our executive officers. Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee is permitted to delegate its authority in accordance with Nevada law unless prohibited by the Company’s by-laws or the Compensation Committee charter. The Compensation Committee is responsible for, among other things:

  approving and overseeing the compensation package for our executive officers;

  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

  reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans; and reviewing and making recommendations to the Board regarding succession plans for the chief executive officer and other senior officers.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or the Compensation Committee.

Governance and Nominating Committee

Our Governance and Nominating Committee consists of three directors: Zhongsu Chen, Dan Liu and Brandon Ho-Ping Lin. The members of our Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards.

The Governance and Nominating Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

  reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

  review periodically the compensation paid to non-employee directors for annual retainers and meeting fees, if any, and making recommendations to the Board for any adjustments;

  identifying and recommending to the Board the directors to serve as members of the Board’s committees; and

  monitoring compliance with our Corporate Governance Guidelines.

Director Recommendations and Nominations

It is the Governance and Nominating Committee’s policy to consider properly submitted shareholder recommendations (as opposed to a formal nomination) for candidates for membership on the Board. A shareholder may submit a recommendation for a candidate for membership on the Board by submitting in writing the name and background of such candidate to the Governance and Nominating Committee, c/o Secretary, China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191.

The Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Committee through professional search firms, shareholders or other persons. The process by which candidates for nomination to the Board are evaluated includes review of biographical information and background material on potential candidates by Committee members, meetings of Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Committee. Candidates recommended by shareholders (and properly submitted, as discussed below) are evaluated by the Governance and Nominating Committee using the same criteria as other candidates. Although the Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board, the Committee does review numerous criteria before recommending a candidate. Such criteria include: character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like.

The Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate’s name and biographical information, and (3) the recommending shareholder has consented in writing to public disclosure of such shareholder’s name. Required biographical and background information include: (A) the name, age, business address and residence of such person, (B) the principal occupation and employment of such person, and (C) biographical information on the recommended candidate that the recommending shareholder believes supports such candidacy (keeping in mind the criteria discussed below that the Governance and Nominating Committee considers in making recommendations for nomination to the Board).

Communications with the Board

The Company has a process for shareholders who wish to communicate with the Board. Shareholders who wish to communicate with the Board may contact our Board, or specific members of our Board, by writing to: The Board of Directors, 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191, or by emailing to board@ctfo.com. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Code of Business Conduct and Ethics

On April 30, 2007, we adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics has been filed as Exhibit 14 to our Current Report on Form 8-K filed on May 14, 2007. This Code of Ethics is designed to deter wrongdoing and to promote all of the following:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the Company;

  compliance with applicable governmental laws, rules and regulations;

  the prompt internal reporting to an appropriate person or persons identified herein for receiving notice of violations or potential violations of this code; and

  accountability for adherence to this code.

Current version of the Code of Ethics is maintained on the Company’s website at www.chinatransinfo.com. Printed copies of our Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191. During the fiscal year ended December 31, 2010, there were no waivers of our Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during 2010 and 2009: Shudong Xia, our Chief Executive Officer, President and Chairman, and Zhihai Mao, who was our Chief Financial Officer between January 1, 2008 and October 31, 2010. No other executive officers received total compensation in excess of $100,000 in either fiscal year.

		Salary	Bonus	Awards		Total
Name and Principal Position	Year	($)	($)	($)		($)
Shudong Xia	2010	16,364	6,694	-		23,058
CEO, President and Chairman	2009	15,813		-		15,813
Zhihai Mao	2010	91,508	-	137,259	(1)	228,767
Former Chief Financial Officer	2009	109,810	-	183,512	(1)	293,322

(1) The amounts in this column reflect the aggregate grant date fair values of Restricted Stock, calculated in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by Mr. Mao. Assumptions used in the calculation of these values are included in Note 11 to our audited financial statements included in our 2010 Annual Report. On October 31, 2010, Mr. Mao resigned from the CFO position.

Additional Narrative Disclosure

Our VIE Entity, PKU has employment agreements with the following executive officers:

SHUDONG XIA, our CEO, Secretary and President’s employment agreement became effective as of January 1, 2006 and expired on December 31, 2007. On the same date, Mr. Xia's employment agreement was renewed for a two-year term ended December 31, 2009. On July 10, 2009, Mr. Xia entered into a new employment agreement with a five-year term ending July 9, 2014. Mr. Xia is receiving RMB 9,000 per month (approximately $1,297) under the agreement. We expect that this agreement will be automatically renewed by the parties upon its expiration.

ZHIPING ZHANG, our Vice President of Research and Development’s labor contract became effective as of January 1, 2006 and expired on December 31, 2007. On the same date, Mr. Zhang's employment agreement was renewed for a two-year term ended December 31, 2009. On July 10, 2009, Mr. Zhang entered into a new employment agreement with a five-year term ending July 9, 2014. Mr. Zhang is receiving RMB 10,000 per month (approximately $1,442) under the agreement. We expect that this agreement will be automatically renewed by the parties upon its expiration.

ZHIBIN LAI, our Vice President’s labor contract became effective as of January 1, 2006 and expired on December 31, 2007. On the same date, Mr. Lai's employment agreement was renewed for a two-year term ended December 31, 2009. On July 10, 2009, Mr. Lai entered into a new employment agreement with a five-year term ending July 9, 2014. Mr. Lai is receiving RMB 9,000 per month (approximately $1,297) under the agreement. We expect that this agreement will be automatically renewed by the parties upon its expiration.

DANXIA HUANG, our Vice President of Operations’ labor contract became effective January 1, 2006 and expired on December 31, 2007. On the same date, Ms. Huang's employment agreement was renewed for a two-year term ended December 31, 2009. On July 10, 2009, Ms. Huang entered into a new employment agreement with a five-year term ending July 9, 2014. Ms. Huang is receiving RMB 8,000 per month (approximately $1,153) under the agreement. We expect that this agreement will be automatically renewed by the parties upon its expiration.

On December 21, 2010, the Company and Mr. Rong Zhang entered into an employment agreement, which became effective on January 1, 2011. The term of the employment agreement is for four years, after which Mr. Zhang’s employment is “at will” and either the Company or Mr. Zhang may terminate the employment with or without cause or advance notice. The employment agreement provides, among other things, that Mr. Zhang’s annual base salary is RMB 737,700 (approximately $111,000) (the “Base Salary”). During the term of the employment agreement, if Mr. Zhang terminates his employment for any reason or if the Company terminates the employment due to death, permanent disability, or with cause, Mr. Zhang will be entitled only to the Base Salary through the date of the termination and any other benefits legally required to be paid to Mr. Zhang. “Cause” is defined generally to include crime, dishonesty, embezzlement, continuing inability or refusal to perform reasonable duties, and moral turpitude. The employment agreement also contains covenants prohibiting Mr. Zhang from competing with the Company, disclosing any confidential information of the Company and soliciting the Company’s customers and employees, both during his employment and for specified periods after the termination of employment.

On January 3, 2011, the Company and Mr. Zhang entered into a stock option agreement. Pursuant to the terms of the stock option agreement, Mr. Zhang was granted a nonstatutory option under the Company’s 2009 Equity Incentive Plan to purchase 504,901 shares of common stock of the Company at an exercise price of $4.85 per share, which was the closing price per share of the Company’s common stock as reported on the Nasdaq Global Market on such date. The option has a term of five years and expires on January 3, 2016. The option vests in equal installments on a quarterly basis over a four-year period beginning on January 3, 2011. According to the stock option agreement, in the event Mr. Zhang’s employment with the Company is terminated for any reason except for death or disability, he may exercise the option only to the extent that the option would have been exercisable on the termination date and no later than three months after the termination date. If Mr. Zhang’s employment is terminated because of his death or disability, the option may be exercised only to the extent that such option would have been exercisable by Mr. Zhang on the termination date and must be exercised by Mr. Zhang no later than twelve months after the termination date. If Mr. Zhang is terminated for cause as defined in the stock option agreement, the option will terminate immediately. In no event will this option be exercised later than January 3, 2016.

On January 26, 2011, the Company and Mr. Shan Qu entered into an employment agreement. The term of the employment agreement is for four years, after which Mr. Qu’s employment is “at will” and either the Company or Mr. Qu may terminate the employment with or without cause or advance notice. The employment agreement provides, among other things, that Mr. Qu’s annual base salary is RMB 480,000 (approximately $72,727) (the “Base Salary”). During the term of the employment agreement, if Mr. Qu terminates his employment for any reason or if the Company terminates the employment due to death, permanent disability, or with cause, Mr. Qu will be entitled only to the Base Salary through the date of the termination and any other benefits legally required to be paid to Mr. Qu. “Cause” is defined generally to include crime, dishonesty, embezzlement, continuing inability or refusal to perform reasonable duties, and moral turpitude. The employment agreement also contains covenants prohibiting Mr. Qu from competing with the Company, disclosing any confidential information of the Company and soliciting the Company’s customers and employees, both during his employment and for specified periods after the termination of employment.

On January 26, 2011, the Company and Mr. Qu also entered into a stock option agreement. Pursuant to the terms of the stock option agreement, Mr. Qu was granted a nonstatutory option under the Company’s 2009 Equity Incentive Plan to purchase 300,000 shares of common stock of the Company at an exercise price of $4.82 per share, which was the closing price per share of the Company’s common stock as reported on the Nasdaq Global Market on such date. The option has a term of five years and expires on January 26, 2016. The shares underlying the option will vest in four equal installments on each of the first, second, third and fourth anniversary of the vesting commencement date and will only vest if Mr. Qu achieves above 80% of the performance goals determined by the Company at the beginning of each fiscal year. According to the stock option agreement, in the event Mr. Qu’s employment with the Company is terminated for any reason except for death or disability, he may exercise the option only to the extent that the option would have been exercisable on the termination date and no later than three months after the termination date. If Mr. Qu’s employment is terminated because of his death or disability, the option may be exercised only to the extent that such option would have been exercisable by Mr. Qu on the termination date and must be exercised by Mr. Qu no later than twelve months after the termination date. If Mr. Qu is terminated for cause as defined in the stock option agreement, the option will terminate immediately. In no event will this option be exercised later than January 26, 2016.

Retirement Benefits

Currently, we do not provide any employees, including our named executive officers any company sponsored retirement benefits other than a state pension scheme in which all of our employees in China participate.

Payment Upon Termination or Change-in Control

The Company does not have change-in-control arrangements with any of its executive officers. The Company is not obligated to pay severance or other enhanced benefits to any executive officers upon termination of their employment.

Outstanding Equity Awards at Fiscal Year End

No executive officers received unexercised options, stock that has not vested or equity incentive plan awards that remained outstanding as of the end of the fiscal year 2010.

Compensation of Directors

The following table sets forth information concerning all compensation paid to our directors who were not also employed by us for services rendered in all capacities for the year ended December 31, 2010.

Name	Fees Earned or	Option Awards		Total($)
	Paid in Cash ($)	($)
Jay Trien	30,000	29,408	(1)	59,408
Zhongsu Chen	14,056	29,408	(1)	43,464
Dan Liu	20,000	-		20,000
Brandon Ho-Ping Lin	1,8000	8,630	(1)	26,630
Xingming Zhang	4,393	12,311		16,704
Dongyuan Yang(2)	7,321	-		7,321

(1)

Pursuant to a stock option repricing under the Plan, on June 1, 2009, we cancelled all of the outstanding stock options with an exercise price of $6.5 that the Company granted to these three directors to purchase an aggregate 90,000 shares of our common stock and replaced with the same amount of stock options with an exercise price of $5.09. The amount reported in the “Option Awards” column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock options awarded to each director in 2009. These are not amounts paid to or realized by each of the relevant directors. Assumptions used in the calculation of these values are included in Note 11 to our audited financial statements included in our 2010 Annual Report.

(2)

Mr. Dongyuan Yang did not stand for re-election to the Board at our 2010 annual meeting of stockholders held on June 11, 2010. The compensation disclosed herein is his compensation for serving as our director from January 1, 2010 to June 11, 2010.

On May 1, 2008, we entered into separate agreements with our independent directors, Jay Trien, Zhongsu Chen and Dan Liu. Under the terms of the agreements, we agreed to pay Mr. Trien an annual fee of $30,000, Dr. Chen an annual fee of RMB 96,000 (approximately $14,056) and Mr. Liu an annual fee of $20,000, as compensation for the services to be provided by them as independent directors, and as chairpersons of various board committees, as applicable. On May 1, 2008, we also entered into separate stock option agreements with each of Mr. Trien and Dr. Chen. Under the terms of the stock option agreements, we granted a stock option to each of Mr. Trien and Dr. Chen for the purchase of 30,000 shares of common stock of the Company at an exercise price equal to the closing price as reported on the OTC Bulletin Board on the grant date of the option. The options vested in equal installments on a quarterly basis over a three-year period. For Mr. Trien, the first installment of 2,500 shares vested immediately on the grant date of May 1, 2008. Mr. Trien’s compensation is greater because he has greater responsibilities as the Audit Committee Chairman.

On September 28, 2008, we entered into separate agreements with each of Mr. Brandon Ho-Ping Lin and Mr. Dongyuan Yang. Under the terms of the agreements, we agreed to pay Mr. Lin an annual fee of $18,000 and Mr. Mr. Yang an annual fee of RMB120,000 (approximately $17,570), as compensation for the services to be provided by them as directors of the Company. On the same date, we also entered into a stock option agreement with Mr. Lin, under which we granted a stock option to Mr. Lin for the purchase of 30,000 shares of common stock of the Company at an exercise price of $6.50. The option vests in equal installments on a quarterly basis over a three-year period.

On June 1, 2009, pursuant to the Plan, we cancelled all of the outstanding stock options with an exercise price of $6.5 that the Company granted to Messrs. Trien, Chen and Lin to purchase an aggregate 90,000 shares of our common stock and replaced with the same amount of stock options with an exercise price of $5.09. For Mr. Trien, 12,500 options were vested on June 1, 2009 and the remaining options vest pro rata quarterly through February 1, 2011. For Mr. Chen, 10,000 options were vested on June 1, 2009 and the remaining options vest pro rata quarterly through May 1, 2011. For Mr. Lin, 5,000 options were vested on June 1, 2009 and the remaining options vest pro rata quarterly through September 28, 2011.

On June 14, 2010, the Company entered into an independent director contract with Mr. Xingming Zhang. Under the terms of the contract, the Company agreed to pay Mr. Zhang an annual fee of RMB 60,000 (approximately $8,785), as compensation for the services to be provided by Mr. Zhang as a director of the Company. The Company also entered into a stock option agreement under the Company's 2009 Equity Incentive Plan with Mr. Zhang, under which the Company agreed to grant a stock option to Mr. Zhang for the purchase of 30,000 shares of common stock of the Company at an exercise price of $6.03. The options vest in equal installments on a quarterly basis over a three-year period.

We also reimburse our directors for reasonable travel expenses related to attendance at board and committee meetings.

Limitation of Liability and Indemnification of Officers and Directors

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, the Company’s bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever; and

  The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

The Company has entered into separate agreements with certain directors indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance, as permitted by its bylaws.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who own more than ten percent of the outstanding Common Stock to file with the SEC an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish us with copies of all forms they file.

Based solely on our review of copies of Forms 3, 4 and 5 furnished to the Company with respect to the fiscal year ended December 31, 2010, we have determined that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since the beginning of the 2010 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On September 8, 2009, our CEO and Chairman, Shudong Xia, entered into an equity transfer agreement with Unisplendour Corporation Limited ("Unisplendour"), pursuant to which Mr. Xia acquired 35.17% of the equity interest in Beijing UNISITS Technology Co., Ltd. (“UNISITS”) from Unisplendour for a cash price of RMB 44.4 million (approximately $6.53 million). Pursuant to the equity transfer agreement, Mr. Xia pay 50% of the purchase price to Unisplendour within five (5) business days after the agreement became effective. The rest 50% of the purchase price was paid by Mr. Xia within forty-five (45) days after the completion of registration of Mr. Xia as a shareholder of UNISITS with the relevant governmental authority in China.

On the same day, Mr. Xia entered into an option agreement with China TransInfo Technology Group Co., Ltd. (the “Group Company”), pursuant to which, Mr. Xia granted to the Group Company a perpetual option to purchase all or a part of his equity interests in UNISITS at an exercise price (the "Exercise Price") of RMB 44.4 million (approximately $6.53 million). In exchange, the Group Company agreed to pre-pay to Mr. Xia the Exercise Price within 45 business days following the date of this option agreement. In addition, in order to ensure its fulfillment of the obligations under the option agreement, Mr. Xia pledged all of his equity interests in UNISITS to the Group Company for five years (the "Term of Pledge"). The Group Company may exercise the option at any time commencing on the day following of the expiration of the Term of Pledge. Under the option agreement, Mr. Xia also agreed to grant the Group Company a right to collect the dividends from his equity interests in UNISITS and any dividends paid upon such equity interests will be immediately delivered by Mr. Xia to the Group Company.

On March 22, 2010, we and the Group Company entered into several certain equity transfer agreements with several individual shareholders of UNISITS, pursuant to which the Group Company acquired 30.85% equity interest in UNISITS. According to the equity transfer agreements, the Group Company purchased approximately 16.23 million shares of UNISITS in exchange for RMB 4.41 million (approximately US$0.65 million), 40% of which was paid within seven days after the effective date of the equity transfer agreements, and approximately 1.16 million shares of our Common Stock, which were issued within 30 days of the effective date of the equity transfer agreements.

On February 21, 2010, we entered into a securities purchase agreement with our ten percent shareholder, SAIF Partners III L.P., pursuant to which we sold a total of 1,564,945 shares of common stock for an aggregate purchase price of $10,000,000. The shares were priced at $6.39 per share.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 7, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191.

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Shudong Xia	Chief Executive Officer,	Common Stock,	6,780,510 (3)	26.83%
	President, and Chairman	$0.001 par value
Rong Zhang	Chief Financial Officer	Common Stock	94,669	*
		$0.001 par value
Danxia Huang	Vice President of Operations,	Common Stock	509,896	2.02%
	Treasurer and Director	$0.001 par value
Zhibin Lai	Vice President of Technology	Common Stock	634,378	2.51%
		$0.001 par value

Zhiping Zhang	Vice President of Research and	Common Stock	628,088	2.49%
	Development	$0.001 par value
Shan Qu	Vice President	Common Stock	56,250	*
		$0.001 par value
Jay Trien	Director	Common Stock	30,000	*
		$0.001 par value
Zhongsu Chen	Director	Common Stock	30,000	*
		$0.001 par value
Dan Liu	Director	Common Stock	0	*
		$0.001 par value
Brandon Ho-Ping Lin	Director	Common Stock	30,000	*
		$0.001 par value
Xingming Zhang	Director	Common Stock	15,000	*
		$0.001 par value
All officers and directors		Common Stock	8,808,791	34.51%
as a group (11 persons		$0.001 par value
named above)
5% Securities Holder
Karmen Investment		Common Stock	6,005,242(3)	23.76%
Holdings, Ltd P.O. Box		$0.001 par value
3444 Road Town, Tortola
British Virgin Islands
Leguna Verde Investments		Common Stock	1,275,218	5.05%
Limited		$0.001 par value
P.O. Box 3444 Road
Town, Tortola British
Virgin Islands
SAIF Partners III L.P.		Common Stock	4,151,152(4)	16.43%
#2115, Two Pacific Place,		$0.001 par value
88 Queensway, Admiralty,
Hong Kong
Andrew Y. Yan #2115,		Common Stock	4,151,152(4)	16.43%
Two Pacific Place, 88		$0.001 par value
Queensway, Admiralty,
Hong Kong
Total Shares Owned by		Common Stock	14,235,161	55.77%
Persons Named above:		$0.001 par value
* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares.

(2)

A total of 25,270,069 shares of Common Stock as of November 7, 2011 are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Includes 6,005,242 shares of Common Stock owned by Karmen Investment Holdings Ltd., which is wholly-owned by East Action Investment Holdings Ltd. of which Shudong Xia is the sole shareholder. Mr. Xia may be deemed to be a beneficial owner of the shares held by Karmen Investment Holdings Ltd.

(4)

Andrew Y. Yan is the sole shareholder and sole director of SAIF III GP Capital Ltd., a limited liability entity formed under the laws of the Cayman Islands, the sole general partner of SAIF III GP, L.P., a limited partnership formed under the laws of the Cayman Islands, which in turn is the sole general partner of SAIF Partners III L.P., a limited partnership formed under the laws of the Cayman Islands. Mr. Yan is deemed to have sole voting and dispositive powers with respect to the securities held by SAIF Partners III L.P.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 29, 2009, our stockholders approved China TransInfo Technology Corp. 2009 Equity Incentive Plan (the "Plan") at the Company’s 2009 Annual Meeting of Stockholders, whereby we are authorized to issue shares of our common stock to certain employees, consultants and directors. The maximum aggregate number of shares of our common stock that may be issued under the Plan is 3,000,000 shares. The following table includes the information as of the end of fiscal year 2010 for each category of our equity compensation plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, restricted stock, warrants and rights (a)		Weighted-average exercise price of outstanding options, restricted stock, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,230,900	(1)	7.40	1,619,100
Equity compensation plans not approved by security holders	-		-	-
Total	1,230,900	(1)	7.40	1,619,100

(1)

Pursuant to a stock option repricing under the Plan, on June 1, 2009, we cancelled all of the outstanding stock options with an exercise price of $6.5 that the Company granted to certain directors to purchase 90,000 shares of our common stock and replaced with the same amount of stock options with an exercise price of $5.09. We also granted to our employee, Fan Zhou a stock option with an exercise price of $5.09 to purchase 30,000 shares of our commons stock pursuant to the Plan. On November 3, 2009, pursuant to the Plan, we granted to our certain employees stock options with an exercise price of $7.69 to purchase an aggregate of 1,791,600 shares of our common stock. On June 14, 2010, pursuant to the Plan, we granted to Xingming Zhang stock options with an exercise price of $6.03 to purchase an aggregate of 30,000 shares of our common stock.

Information Concerning Executive Officers

Background information about each of our executive officers who does not also serve as a director of the Company is provided below.

Name	Age	Position
Zhibin Lai	37	Vice President of Technology
Zhiping Zhang	41	Vice President of Research and Development
Shan Qu	42	Vice President
Rong Zhang	50	Chief Financial Officer

ZHIBIN LAI. Mr. Lai has been our Vice President of Technology since May 14, 2007. Mr. Lai is in charge of GIS application service for the Transportation sector. From 2000, Mr. Lai was Vice President of PKU, where he was in charge of the GIS application service for the transportation sector. Mr. Lai has extensive experiences in system planning, analysis and project management and is involved in a variety of comprehensive software development projects at PKU. From 1988, Mr. Lai was head of the Software Department of Fangda Century Group (Beijing) where he was in charge of the GIS Study Center in City and Environment Department at Peking University. From 1996, Mr. Lai was head of the China team’s software department at GEOBasic, a Japan-based GIS company. Mr. Lai received his PhD in Remote Sensing from GIS Institute at Peking University.

ZHIPING ZHANG. Mr. Zhang has been our Vice President of Research and Development since May 14, 2007. Mr. Zhang is in charge of the R&D and GIS application service in our Land and Resources sector. Since 2001, Mr. Zhang has been Vice President of PKU, where he is in charge of the R&D and GIS application service in Land and Resources sector. From July 1995 to 2001, Mr. Zhang was a professor of Remote Sensing at the Geography Information Institute of Peking University. From August 1997 Mr. Zhang was the lead expert and head of software department in Basic Engineering for GeoBasic, a Japanese GIS company. From 1995, Mr. Zhang led the development of the first Geo-info system software-Citystar, which was awarded the “Excellence Product Awards” in the first “Domestic GIS Software Assessment”. During his tenure at GeoBasic, Mr. Zhang led the development of the first GIS platform software-GeoBasic in Japan, which has won a 20% market share in the Japanese market. Mr. Zhang has a Master’s degree in Remote Sensing from the Geography Information Institute of Peking University.

SHAN QU. Mr. Qu became our Vice President on January 26, 2011. Mr. Qu has served as the General Manager of UNISITS since November 2002. From September 1995 to November 2002, he served as the general manager in the intelligent transportation and engineering control department of Tsinghua Unisplendour Corporation Limited., a company engaged in the business of transportation. Mr. Qu is an associate professor and senior engineer at Tsinghua University. He holds an MBA from Business School of Economics and Management of Tsinghua University and a Bachelor of Science in electrical appliance from Shenyang University of Technology.

RONG ZHANG. Mr. Zhang has been our Chief Financial Officer since January 1, 2011. Mr. Zhang has extensive experience in finance, accounting, management, and internal control. Prior to joining us, from July 2009 to December 2010, Mr. Zhang worked in Beijing as the Chief Financial Officer of China Vocational Training Holdings Co., Ltd., the largest automotive technician training school chain in China. Since August 2008, Mr. Zhang has served as a non-employee director of SVTeck, Inc., a silicon valley start-up in online reputation grading/search business using advanced dynamic programming as well as artificial intelligence and of OKIKI Education Management Co., Ltd., a preschool education chain aiming at expansion in China. From August 2007 to August 2008, Mr. Zhang worked as the Chief Financial Officer of Taizinai Group, a major company in China’s beverage market. From July 2005 to July 2007, Mr. Zhang was the Asia Pacific Controller of DraftFCB as well as the Asia Pacific Lead Area Controller of Interpublic Group of Companies, Inc. (DraftFCB's parent company), one of the world’s largest advertising and marketing services companies. From January 2004 to July 2005, Mr. Zhang was a Senior Analyst and Project Leader at MCI, Inc., now a telecommunications subsidiary of Verizon Communications Inc., a global broadband and telecommunications company. From July 1997 to January 2004, Mr. Zhang worked in several finance and accounting positions in the United States, including as a Senior Analyst in Atlanta at ACSI Network Technologies, a telecommunications company that specialized in fiber optic broadband services; Senior Auditor at Union Camp Corporation and International Paper, an American pulp and paper company and as a Staff Auditor at Deloitte & Touche's Atlanta, Georgia office. Mr. Zhang holds an MBA in accounting from J. Mack Robinson School of Business, Georgia State University, and Master of Arts in Economics from Georgia State University, and Master of Sciences in Environmental Science from East China Normal University in Shanghai. He is a U.S. Certified Public Accountant.

There are no family relationships among the directors or executive officers of the Company.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

There are currently seven (7) directors serving on the Board. At the Meeting, seven (7) directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below, with brief biographies. Except for Mr. Walter Teh Ming Kwauk, each of the nominees is a current director of the Company. Our current director, Jay Trien is not standing for re-election to the Board due to personal reasons which are not in connection with any disagreement with the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The seven nominees for election as directors are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Information about Nominees

Set forth below are the names of the nominees, their ages, all current positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified.

Name	Age	Position	Director Since
Shudong Xia	37	Chairman, Chief Executive Officer and President	2007
Danxia Huang	37	Director, Vice President of Operations and Treasurer	2007
Brandon Ho-Ping Lin	38	Director	2008
Zhongsu Chen	47	Director	2008
Dan Liu	68	Director	2008
Xingming Zhang	37	Director	2010
Walter Teh Ming Kwauk	58

Director Qualifications

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company is a NASDAQ listed company that offers products and services in the transportation information industry in China. Therefore, the Board believes that a diversity of professional experiences in the public transportation information systems technology and comprehensive solutions, specific knowledge of key geographic growth areas, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. In addition, the market in which we compete is characterized by rapid technological change, evolving industry standards, introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our future success depends upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements, through strong focus on. research and development. Therefore, the Board believes that academic and professional experience in research and development in the transportation information industry should also be represented on the Board.

Although neither the Board nor the Governance and Nominating Committee currently has a specific diversity policy, both believe that diversity that exists on the Board provides significant benefits to the Company. In its evaluation of candidates for membership on the Board, the Governance and Nominating Committee considers diversity with respect to factors such as gender, age, race, national origin, cultural background and professional experiences.

Biographical Information and Summary of Qualifications of 2011 Nominees for Director

SHUDONG XIA. Mr. Xia has been our Chief Executive Officer, President, Secretary and Chairman since May 14, 2007. Mr. Xia also serves on several government advisory committees for the development of GIS services for urban planning. Mr. Xia founded our affiliate, PKU in 2000. From 2002, Mr. Xia, while with PKU, was involved with the “GIS-based digital city-services system study and demonstration”, one of the key projects of China 863-Plan. Prior to his involvement with PKU, Mr. Xia, from 1998 was involved in several research projects at Peking University, specifically: he was a key team member of the “Study on the key technology of information release via the super media network”, a key technology study project of the “China 9th 5-year Plan” and was instrumental in the compilation of “How to Digitize a City” and “Digital City-Theory, Method and Application”. Mr. Xia received his PhD in Remote Sensing from the GIS Institute of Peking University in 2003.

Director Qualifications:

  Leadership and management experience - founder of PKU and has been our CEO, President and Chairman since May 2007

  Academic experience - involved in several research projects at a leading research university in China since 1998

  Education background - PhD in Remote Sensing from a leading research university in China

  Industry experience – has been serving on several government advisory committees for the development of GIS services for urban planning

DANXIA HUANG. Ms. Huang became our Vice President of Finance and Treasurer on May 14, 2007 and became our Director on May 27, 2007. Currently, Ms. Huang is Vice President of Operations in charge of our strategic development, business administration management and finance. Since November 2006, Ms. Huang has been Vice President of PKU, where she is in charge of strategic development, business administration management and finance. From April 2005 to November 2006, Ms. Huang was the Vice President of First City Investment Inc. of Hong Kong. From April 2001 to April 2005, Ms Huang worked at Beijing Business Travel Holiday Net-Tech Co., Ltd., an internet company, as Chief Executive Officer. Ms. Huang has a Master’s degree in Business Administration in Finance from Murdoch University of Australia.

Director Qualifications:

  Leadership and global experience - formerly vice president of a Hong Kong company and CEO of an internet company for 3 years

  Management experience - has been Vice President of PKU since November 2006, where she is in charge of strategic development, business administration management and finance

  Education background - MBA from Murdoch University of Australia

BRANDON HO-PING LIN. Mr. Lin has been our director since September 28, 2008. Mr. Lin is a partner at SAIF Partners, which is one of the largest and most successful growth venture capital funds focused on China. Prior to joining SAIF Partners in 2001, Mr. Lin was a Vice President in investment banking with Credit Suisse/Donaldson, Lufkin & Jenrette (DLJ) in New York from 1997 to 2001 where he executed mergers & acquisitions, high yield debt and initial public offering transactions for leveraged buy-outs and technology companies. From 1994 to 1997, Mr. Lin worked as an associate with Sullivan & Cromwell LLP. Mr. Lin is also a director of several SAIF Partners’ portfolio companies, which include NVC Lighting Holding Limited, Jiangxi Runtian Beverage LLC, Vienna Hotel Group Limited and Best Elite International Limited. Mr. Lin holds a Bachelor’s degree in Economics from Stanford University and a Juris Doctor degree from Harvard Law School.

Director Qualifications:

  Industry and finance experience - a general partner at one of the largest and most successful growth venture capital funds focused on China, former vice president of various Wall Street investment banking firms.

  Directorship experience - director of several SAIF Partners’ portfolio companies

  Education background – law degree from a leading university in the U.S.

WALTER TEH MING KWAUK. Mr. Kwauk is currently a vice president of Motorola Solutions, Inc. ("Motorola") and its director of corporate strategic finance and tax, Asia Pacific. He joined Motorola in January 2003 after 25 years of professional services with KPMG in Vancouver, Hong Kong, Beijing and Shanghai. Between 1987 and 2002, Mr. Kwauk held a number of senior positions in KPMG, including general manager of KPMG’s joint accounting firm, managing partner in KPMG’s Shanghai office and partner in KPMG’s Hong Kong office. Mr. Kwauk is also an independent non-executive director of Alibaba.com Limited. Mr. Kwauk is a member of the Hong Kong Institute of Certified Public Accountants. He holds a Bachelor’s degree in Science and a Licentiate’s degree in Accounting from University of British Columbia.

Director Qualifications:

  Leadership and accounting experience - held a number of senior positions in KPMG, including general manager of KPMG’s joint accounting firm, managing partner in KPMG’s Shanghai office and partner in KPMG’s Hong Kong office

  Industry experience – vice president of Motorola and director of corporate strategic finance and tax, Asia Pacific

  Education background - holds a Bachelor’s degree in Science and a Licentiate’s degree in Accounting from University of British Columbia

ZHONGSU CHEN. Dr. Chen has been our director since May 1, 2008. Dr. Chen has more than 20 years of experience in information technology, including nine years in Wall Street firms such as DLJ, Standard & Poor’s, New York Life and Ambac Financial Group. Since May 2005, Dr. Chen has been the managing director of Time Innovation Ventures, a venture capital company. He also serves on the board of directors for Beijing Ahelios Consulting, an IT consulting company and Beijing Xiakexing Network Technologies, a Chinese company producing animation products. From 2001 to 2005, Dr. Chen worked as the deputy chief technology officer at the Shanghai Stock Exchange. From 2003 to 2004, he led China’s National Financial Standardization Securities Trading Protocol Working Group, which defined China’s Securities Trading Exchange Protocol technology standard, and served as an advisor for the Shenzhen Stock Exchange Technology Development Strategy Committee. In 2006, Dr. Chen was appointed by the Chinese government as a member of the Working Group for the Foundation of China’s Futures Exchange. Dr. Chen holds a Bachelor’s degree in mathematics/computer science from Pace University, a Master’s degree in mathematical sciences from The Johns Hopkins University and a PhD degree in computer science/operations research from Stevens Institute of Technology.

Director Qualifications:

  Industry experience - over 20 years of professional experience in information technology, including nine years at Wall Street firms

  Leadership and technology experience - deputy chief technology officer of the Shanghai Stock Exchange from 2001 to 2005

  Education backgrounds – PhD in computer science/operation research

DAN LIU. Mr. Liu has been our director since May 1, 2008. Mr. Liu has over 40 years of experience in the electronics and information sectors. Mr. Liu held several management positions at China Electronics Import and Export Corporation for more than ten years and was vice president of China Electronics Corporation from 1990 to 1991. From 1991 to 1997, Mr. Liu was chairman of the board of Intel (China), a semiconductor manufacturer. Mr. Liu was also senior advisor to Motorola (China), a provider of mobile devices and broad band communication and enterprise mobility solutions, from 1994 to 1998. From 1991 to 2000, Mr. Liu was the president of China Tongda Networking Corporation, a communication system integration company. From 2001 to 2002, Mr. Liu was the Vice General Manager of China Electronics Corporation. Mr. Liu is currently a councilor at Chinese Association of Electronics, China Software Industry Association, China News Technology Association, and China Public Relations Association. Mr. Liu holds a Bachelor’s degree in Communication Engineering from Harbin Engineering University.

Director Qualifications:

  Industry experience - over 40 years of professional experience in the electronics and information sectors

  Leadership experience - former chairman of the Board of Directors of Intel (China) and former senior advisor to Motorola (China)

XINGMING ZHANG. Mr. Zhang has been our director since June 11, 2010. Mr. Xingming Zhang has severed as an executive director of investment banking in Guotai Junan Securities Co., Ltd., or Guotai, one of the largest investment banking and securities companies in China, since March, 2009. Mr. Zhang is mainly in charge of the investment banking services of Guotai in the transportation industry including financing, IPO, restructuring and M&A. From May 2006 to March 2009, Mr. Zhang worked as the executive director of Antaeus Capital Inc.’s China office, which is a full service securities brokerage and investment banking firm. From 2003 to 2006, he worked as General Manager of the Investment Department of China Landgent Group, a company engaged in the business of real estate development and education industry. Mr. Zhang holds a Bachelor’s degree in material science from Tsinghua University and a Master’s degree in economics and management from Tsinghua University. Mr. Zhang is a qualified securities practitioner and a charted representative of underwriters in China.

Director Qualifications:

  Finance experience - executive director of investment banking in one of the largest investment banking and securities companies in China

  Leadership experience - general manager of the Investment Department of a Chinese company

For information as to the shares of the Common Stock held by each nominee except for Mr. Walter Teh Ming Kwauk, see “Security Ownership of Certain Beneficial Owners and Management,” which starts on page 14 of this Proxy Statement.

In connection with the private placement transaction consummated on July 17, 2008, we and our two major shareholders, Karmen Investment Holdings Limited and Leguna Verde Investments Limited (the “Major Shareholders”), entered into a voting agreement (the “Voting Agreement”) with SAIF Partners III L.P., pursuant to which, among other things, SAIF Partners III L.P. and the Major Shareholders agreed, during the term of the Voting Agreement, to vote, or cause to be voted, all shares owned by them, to ensure that Mr. Lin will be elected as a director of the Company.

Except as noted above, there are no other arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The consolidated balance sheets of the Company as of December 31, 2010, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2010, were audited by BDO China Li Xin Da Hua CPA Co., Ltd., an independent registered public accounting firm (“BDO Li Xin”). As the Company disclosed in the Current Report on Form 8-K, filed with the SEC on July 7, 2011, Division Four of BDO Li Xin joined BDO Shu Lun Pan, another BDO International Member Firm headquartered in Shanghai, on June 30, 2011 as employees of BDO Shu Lun Pan. Accordingly, and solely as a result of this, effective June 30, 2011, the Company dismissed BDO Li Xin as the independent registered public accounting firm of the Company and appointed BDO Shu Lun Pan as the Company’s independent registered public accounting firm. This change in the Company independent registered public accounting firm was approved by the Company’s Audit Committee on June 30, 2011.

Our management believes that BDO Shu Lun Pan is knowledgeable about our operations and accounting practices and is well qualified to act as our independent registered public accounting firm. Therefore, our Audit Committee has appointed BDO Shu Lun Pan to act as our independent registered public accounting firm for the year ending December 31, 2011. W are asking our stockholders to ratify the selection of BDO Shu Lun Pan as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of BDO Shu Lun Pan to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by BDO Shu Lun Pan that neither the firm nor any of its associates had any relationship with the Company. Representatives of BDO Li Xin will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed to us by BDO Li Xin for fiscal years 2010 and 2009:

	2010	2009

Audit fees(1)	$250,000	$130,000
Audit-related fees(2)	31,277	-
Tax fees(3)	-	-
All other fees(4)	-	-
Total	281,277	130,000

The following table sets forth the aggregate fees billed to us by Simon & Edward, LLP for fiscal years 2010 and 2009:

	2010	2009

Audit fees(1)	$-	$110,000
Audit-related fees(2)	-	28,948
Tax fees(3)	-	-
All other fees(4)	-	-
Total	-	138,948

(1)

“Audit Fees” consisted of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

(2)

“Audit Related Fees” consisted of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

(3)

“Tax Fees” consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

(4)	“All Other Fees” consisted of the aggregate fees billed for products and services provided and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

On November 23, 2009 we dismissed Simon & Edward, LLP as our independent registered public accounting firm. The decision to change our independent registered public accounting firm was made by the Audit Committee. On November 23, 2009, the Audit Committee engaged BDO Li Xin as our new independent registered public accounting firm.

Simon & Edward, LLP’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2008 and 2007 and during the subsequent interim period through November 23, 2009, there were (1) no disagreements with Simon & Edward, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Simon & Edward, LLP, would have caused Simon & Edward, LLP to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We have requested and received from Simon & Edward, LLP a letter, dated November 30, 2009, addressed to the SEC stating whether or not Simon & Edward, LLP agrees with the above statements. A copy of this letter was attached as Exhibit 16.1 to the Company’s Form 8-K filed on November 30, 2009.

During the Company’s fiscal years ended December 31, 2008 and 2007 and through the subsequent interim period to November 23, 2009, the Company did not consult BDO Li Xin with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO Li Xin concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

As disclosed above, on June 30, 2011 we dismissed BDO Li Xin as our independent registered public accounting firm. The decision to change our independent registered public accounting firm was made by the Audit Committee. On June 30, 2011, the Audit Committee engaged BDO Shu Lun Pan as our new independent registered public accounting firm.

BDO Li Xin’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2010 and 2009 and during the subsequent interim period through June 30, 2011, there were (1) no disagreements with BDO Li Xin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Li Xin, would have caused BDO Li Xin to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended December 31, 2010 and 2009 and through the subsequent interim period to June 30, 2011, the Company did not consult BDO Shu Lun Pan with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO Shu Lun Pan concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

We have requested and received from BDO Li Xin a letter, dated July 7, 2011, addressed to the SEC stating whether or not BDO Li Xin agrees with the above statements. A copy of this letter was attached as Exhibit 16.1 to the Company’s Form 8-K filed on July 7, 2011.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Audit Committee pre-approved the audit services performed by BDO Li Xin for our consolidated financial statements as of and for the year ended December 31, 2010. Our Audit Committee delegated its pre-approval authority regarding the non-audited services to its Chair. There were no non-audit services performed by BDO Li Xin for the year ended December 31, 2010.

Recommendation of the Board

The Board unanimously recommends a vote FOR ratification of the selection of BDO Shu Lun Pan as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers (sometimes referred to as “say on pay”) as disclosed in this proxy statement in accordance with the SEC rules.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

Accordingly, in compliance with the Dodd-Frank Act, we are asking for stockholder approval of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as described in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board

The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL NO. 4 ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY
VOTE ON EXECUTIVE

The Dodd-Frank Act also enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of the frequency alternatives, the Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Communications with the Board” in this Proxy Statement for information about communicating with the Board.

This advisory vote on the frequency of the “say on pay” vote is nonbinding. The Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation but may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote more or less frequently than the stockholders’ preferred frequency.

Recommendation of the Board

The Board unanimously recommends that you vote for the option of “three years” for the frequency of future advisory votes on executive compensation.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191, no later than the close of business on March 1, 2012. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement.

A copy of our Annual Report on Form 10-K is also made available on our website at http://www.ctfo.com after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

November 8, 2011

By Order of the Board of Directors

/s/ Shudong Xia
Chairman, President, Chief
Executive Officer and Secretary

Exhibit A

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The Audit Committee (the “Committee”) of the board of directors (the “Board”) is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of NASDAQ and the SEC. Mr. Trien, the chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K.

The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

In performing its responsibilities, the Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, the Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee unanimously recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ The Audit Committee_____________________________
Jay Trien, Chair
Zhongsu Chen
Dan Liu

CHINA TRANSINFO TECHNOLOGY CORP.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 12, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of CHINA TRANSINFO TECHNOLOGY CORP., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated November 8, 2011, and hereby constitutes and appoints Mr. Shudong Xia and Mr. Rong Zhang, or either of them acting singularly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on December 12, 2011, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below – The Board recommends a vote FOR the listed nominees:

01	Shudong Xia	FOR	[ ]	WITHHOLD	[ ]
02	Danxia Huang	FOR	[ ]	WITHHOLD	[ ]
03	Walter Teh Ming Kwauk	FOR	[ ]	WITHHOLD	[ ]
04	Zhongsu Chen	FOR	[ ]	WITHHOLD	[ ]
05	Dan Liu	FOR	[ ]	WITHHOLD	[ ]
06	Brandon Ho-Ping Lin	FOR	[ ]	WITHHOLD	[ ]
07	Xingming Zhang	FOR	[ ]	WITHHOLD	[ ]

2.	Approve the ratification of BDO Shu Lun Pan as the Company’s accountant for fiscal year 2011 – The Board recommends a vote FOR this Proposal.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

3.	Advisory vote for the approval of the Company’s executive compensation – The Board recommends a vote FOR this Proposal.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

4.	Advisory vote on the frequency of holding an advisory vote to approve the Company’s executive compensation – The Board recommends a vote for a “Three Year” frequency.
ONE YEAR	[ ]
TWO YEARS	[ ]
THREE YEARS	[ ]
ABSTAIN	[ ]

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE, FOR PROPOSAL TWO, FOR PROPOSAL THREE, AND FOR “THREE YEARS” WITH RESPECT TO PROPOSAL FOUR. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED NOVEMBER 8, 2011 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated November 8, 2011, and the 2010 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date _____________, 2011

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.